United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Event

On May 16, 2011, Urstadt Biddle Properties Inc. (the “Company”) entered into an amendment of its existing $30 million Secured Revolving Credit Facility with The Bank of New York Mellon (“the Facility”) to extend the maturity date of the Facility to May 16, 2014.  Previously, the parties had agreed to continue the facility to May 16, 2011 to allow for completion of documentation of the three year extension.  Under the terms of the extension agreement the interest rate on borrowings increased to Libor plus 2.0% per annum from Libor plus 1.75% per annum and the un-used fee increased to 0.40% per annum from 0.25% per annum.  Substantially all of the remaining terms and conditions of the Facility remain unchanged.

On May 16, 2011, the Company issued the press release included as Exhibit 99.1 to this Report, announcing the amendment of the Facility.

Item 9.01                      Financial Statements and Exhibits

The following exhibits are filed as a part of this Current Report.

99.1           Press release of the Company, dated May 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Number                                           Exhibit

99.1                                Press release of the Company, dated May 16, 2011